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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------

                        CASCADE NATURAL GAS CORPORATION
            (Exact name of registrant as specified in its charter)

        Washington                         91-0599090
 (State of Incorporation)    (I.R.S. Employer Identification No.)

                           222 Fairview Avenue North
                           Seattle, Washington 98109
                                (206) 624-3900
              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)

                        CASCADE NATURAL GAS CORPORATION
                  EMPLOYEE RETIREMENT SAVINGS PLAN AND TRUST
                           (Full title of the plan)

                                 J.D. WESSLING
                           Vice President - Finance
                        Cascade Natural Gas Corporation
                           222 Fairview Avenue North
                           Seattle, Washington 98109
                                (206) 624-3900
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
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                                                     Proposed
Title of Each                         Proposed       Maximum
  Class of                             Maximum      Aggregate      Amount of
 Securities to      Amount to be    Offering Price   Offering    Registration
be Registered (1)    Registered       Per Share      Price (2)       Fee
________________   ____________    ______________  ___________   _____________

Common Stock          250,000
$1 par value,          shares       Not Applicable    $3,687,500    $1,272
  including
  Preferred
Stock Purchase
  Rights
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(1)  Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h), the aggregate offering price is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on July 10, 1995.
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                                    PART II

       INCORPORATION OF REGISTRATION STATEMENT NO. 33-39873 BY REFERENCE

          The contents of Registration Statement No. 33-39873, filed with the Securities and Exchange Commission on April 9, 1991, is hereby incorporated by reference in this registration statement.



Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the registrant and the Cascade Natural Gas Corporation Employee Retirement Savings Plan and Trust ("Plan") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (a) The registrant's annual report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 on Form 10-K/A.

          (b) The Plan's annual report on Form 11-K for the year ended December 31, 1994.

          (c) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1995.

          (d)  The description of the registrant's common stock included as
    Exhibit 99 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1993.

          All documents filed by the registrant or the Plan subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
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                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes W. Brian Matsuyama and J.D. Wessling and each of them singly, such person's true and lawful attorney, with full power to them and each of them to sign, for such person and in such person's name, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on July 11, 1995.

CASCADE NATURAL GAS CORPORATION
(Registrant)



By   s/ J.D. Wessling
   J.D. Wessling
   Vice President - Finance


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          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                     Title                             Date
- ----                     -----                             ----

                         Chairman of the Board,
s/W. Brian Matsuyama     Chief Executive Officer,         7-11-95
  W. Brian Matsuyama     and Director


s/James E. Haug          Treasurer, Chief Accounting      7-11-95
James E. Haug            Officer


s/J.D. Wessling          Vice President - Finance,        7-11-95
J.D. Wessling            Chief Financial Officer


s/Carl Burnham, Jr.      Director                         7-11-95
Carl Burnham, Jr.


s/Melvin C. Clapp        Director                         7-11-95
Melvin C. Clapp


s/David A. Ederer        Director                         7-11-95
David A. Ederer


s/Howard L. Hubbard      Director                         7-11-95
Howard L. Hubbard


s/Brooks G. Ragen        Director                         7-11-95
Brooks G. Ragen


s/Andrew V. Smith        Director                         7-11-95
Andrew V. Smith


s/Mary A. Williams       Director                         7-11-95
Mary A. Williams
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          The Plan.  Pursuant to the requirements of the Securities Act of
1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 11, 1995.

CASCADE NATURAL GAS CORPORATION EMPLOYEE RETIREMENT SAVINGS PLAN AND TRUST
(Plan)



By    s/J.D. Wessling
    J.D. Wessling, Trustee
                               INDEX TO EXHIBITS



  Exhibit No.
                               Item Description
  -----------                  ----------------

Opinion of Miller, Nash, Wiener, Hager &
Carlsen
      23A
Consent of Deloitte & Touche LLP.
      23B
Consent of Miller, Nash, Wiener, Hager &
Carlsen.  Included in Exhibit 5.

      24Power of attorney of certain officers and
directors.  See page II-2.

Other exhibits listed in Item 601 to Regulation S-K are not applicable.